UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 16, 2015

Stanley Black & Decker, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-5244	06-0548860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Stanley Drive, New Britain, Connecticut		06053
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(860) 225-5111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

The Registrant’s Annual meeting of Shareholders was held on April 16, 2015.

Proposal 1: The following Directors were elected at the meeting:

	VOTES	VOTES	BROKER
NOMINEE	FOR	WITHHELD	NON-VOTES

Andrea J. Ayers	117,666,846	1,723,479	11,102,866

George W. Buckley	117,090,657	2,299,668	11,102,866

Patrick D. Campbell	117,685,825	1,704,500	11,102,866

Carlos M. Cardoso	117,263,019	2,127,306	11,102,866

Robert B. Coutts	117,356,487	2,033,838	11,102,866

Debra A. Crew	117,694,404	1,695,921	11,102,866

Benjamin H. Griswold, IV	116,897,096	2,493,229	11,102,866

Anthony Luiso	117,409,292	1,981,033	11,102,866

John F. Lundgren	115,303,373	4,086,952	11,102,866

Marianne M. Parrs	117,132,372	2,257,953	11,102,866

Robert L. Ryan	117,667,210	1,723,115	11,102,866

Proposal 2: The Shareholders approved Ernst & Young LLP as the Registrant’s registered independent public accounting firm for the 2015 fiscal year:

For	Against	Abstain

126,581,384	3,088,887	822,920

Proposal 3: The Shareholders approved, on an advisory basis, the compensation of the Registrant’s named executive officers:

For	Against	Abstain	Broker Non-Votes

112,359,842	5,630,182	1,400,300	11,102,866

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stanley Black & Decker, Inc.

April 21, 2015	By:	/s/ BRUCE H. BEATT

Name: BRUCE H. BEATT
Title: Senior Vice President, General Counsel and Secretary